As filed with the Securities and Exchange Commission on April 10, 2023
No. 333-269695

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Canoo Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	83-1476189 (I.R.S. Employer Identification No.)
19951 Mariner Avenue
Torrance, California 90503
Tel: (424) 271-2144
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hector Ruiz
General Counsel
Canoo Inc.
19951 Mariner Avenue
Torrance, California 90503
Tel: (424) 271-2144
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Robert E. Goedert, P.C.
Kevin M. Frank
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 10, 2023
PROSPECTUS
Canoo Inc.
34,230,870 Shares of Common Stock

This prospectus relates to the resale of up to 34,230,870 shares of our common stock, $0.0001 par value per share (our “Common Stock”), by YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA” or the “Selling Stockholder”). YA is a fund managed by Yorkville Advisors Global, LP. The shares of Common Stock included in this prospectus consist of shares of Common Stock that may be issued upon the exercise of some or all of the warrant that we issued to YA on December 31, 2022 and subsequently amended and restated on January 13, 2023 (as amended and restated, the “Warrant”). The Warrant permits YA to purchase up to 34,230,870 shares of Common Stock at an exercise price of $1.15 per share, subject to certain adjustments set forth therein. As of February 9, 2023, the exercise price had been adjusted to $1.05 per share. We previously entered into a Pre-Paid Advance Agreement with YA on July 20, 2022 (as amended to date, the “PPA”), as supplemented by the the Supplemental Agreement dated November 9, 2022 (the “First Supplemental Agreement”) and the Supplemental Agreement dated December 31, 2022 (the “Second Supplemental Agreement”). The Warrant was issued to YA in connection with the Second Supplemental Agreement, initially permitting YA to purchase up to 29,604,783 shares of Common Stock, and was subsequently amended and restated as a result of YA’s exercise of its option under the Second Supplemental Agreement (the “Option”), permitting YA to purchase up to an additional 4,626,087 shares of Common Stock.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder. However, we may receive up to $35,942,413 in proceeds upon payment of the exercise price of the Warrant. Though we have been advised by YA that it purchased the Warrant for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute securities in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the SEC may take the position that YA is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our Common Stock by YA and any discounts, commissions or concessions received by YA is deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by YA, see “Plan of Distribution.”
The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus by the Selling Stockholder. See “Plan of Distribution.”
Our Common Stock and public warrants are traded on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “GOEV” and “GOEVW,” respectively. On April 6, 2023, the last reported sale price on Nasdaq of our Common Stock was $0.52 per share and the last reported sale price of our public warrants was $0.09 per warrant. On March 27, 2023, we received a written notice from the Listing Qualifications Department of Nasdaq indicating that the Company was no longer in compliance with the minimum bid price requirement for continued listing on Nasdaq. See “Prospectus Supplement Summary — Recent Developments — Nasdaq Continued Listing Standards.”
Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The Selling Stockholder may, from time to time, sell the securities described in this prospectus.
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”
Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “Canoo,” “the Company” and “our company” refer to and similar references refer to Canoo Inc. and its consolidated subsidiaries.
This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
Our website address is www.canoo.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE
SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

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our Current Reports on Form 8-K, filed with the SEC on January 6, 2023, January 25, 2023, January 27, 2023, February 3, 2023, February 6, 2023, February 14, 2023, February 28, 2023, March 31, 2023 and April 10, 2023; and

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a description of our capital stock, included as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:
Canoo Inc.
19951 Mariner Avenue
Torrance, California 90503
Attn: Investor Relations Department
Phone: (424) 271-2144
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

SUMMARY
Canoo Inc.
We are a high tech advanced mobility technology company with a mission to bring electric vehicles (“EVs”) to everyone and provide connected services that improve the fleet or individual vehicle ownership experience. We are developing a technology platform that we believe will enable us to rapidly innovate, iterate and bring new products, addressing multiple use cases, to market faster than our competition and at lower cost. Our vehicle architecture and design philosophy are aimed at driving productivity and returning capital to our customers, and we believe the software and technology capabilities we are developing, packaged around a modular, customizable product, have the potential to empower the customer experience across a vehicle’s lifecycle. We remain committed to the environment and to delivering sustainable mobility that is accessible to everyone. We proudly intend to manufacture our fully electric vehicles in Oklahoma, bringing advanced manufacturing and technology jobs to communities in America's heartland. We are committed to building a diverse workforce that will draw heavily upon the local communities of Native Americans and veterans.
Recent Developments
Vehicle Manufacturing Facility Lease
On April 7, 2023, we executed a ten year lease agreement with a five year renewal option (the “Canoo Lease”) for the leaseback of approximately 500,000 square feet of the vehicle manufacturing facility in Oklahoma City, Oklahoma (the “OKC Facility”) from I-40 OKC Partners LLC, a special purpose vehicle managed by entities affiliated with Mr. Tony Aquila, our Executive Chairman and Chief Executive Officer (“I-40 Partners”). We previously entered into that certain Purchase and Sale Agreement on November 9, 2022 (the “PSA”) to acquire the OKC Facility for $34.2 million from Terex USA, LLC (“Terex”) and, in connection with the Canoo Lease, we entered into an Assignment of Real Estate Purchase Agreement (“AREPA”) with I-40 Partners relating to the sale of the OKC Facility. The Canoo Lease includes a $6.7 million tenant improvement fund and a separate $1.6 million remediation fund for facility repairs. As required under the terms of the PSA, I-40 Partners leased the remaining approximately 150,000 square feet of the OKC Facility to Terex who will continue operating in a designated area within the OKC Facility (the “Terex Lease”). Upon termination or expiration of the Terex Lease, we shall lease the designated area within the OKC Facility allocated to the Terex Lease at the then-current rate provided under the Terex Lease. We also maintain an option to purchase the OKC Facility from I-40 Partners commencing in Year 3 of the Canoo Lease and ending prior to Year 4. Lease rates on the Canoo Lease will increase over its term, commencing at $7.11 per square foot in Year 1 of the lease and ending in Year 10 at $10.94.
The foregoing description of the Canoo Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Canoo Lease, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2023 and is incorporated by reference herein.
Nasdaq Continued Listing Standards
On March 27, 2023, we received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq indicating that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share for 30 consecutive business days (February 9, 2023 through March 24, 2023), the Company no longer complies with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Select Market (the “Bid Price Requirement”).
The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided with a compliance period of 180 calendar days, or until September 25, 2023, to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to September 25, 2023.

If the Company does not regain compliance by September 25, 2023, the Company may be eligible for an additional grace period. To qualify, the Company must apply to transfer the listing of the common stock to The Nasdaq Capital Market, which requires the Company to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period. If the Company meets these requirements, the Nasdaq staff would be expected to grant an additional 180 calendar days for the Company to regain compliance with the minimum bid price requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Global Select Market until the completion of the appeal process.
Canoo’s management intends to resolve this matter so as to allow for continued listing on the Nasdaq Global Select Market and is considering its options to regain compliance with the Bid Price Requirement. The Company’s receipt of the Notice does not affect the Company’s reporting requirements with the Securities and Exchange Commission.
Background
On December 21, 2020, Hennessy Capital Acquisition Corp. IV (“HCAC”) consummated the previously announced merger pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of August 17, 2020 (the “Merger Agreement”), by and among HCAC, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, a wholly owned subsidiary of HCAC (“First Merger Sub”), EV Global Holdco LLC (f/k/a HCAC IV Second Merger Sub, LLC), a Delaware limited liability company and a direct, wholly owned subsidiary of HCAC (“Second Merger Sub”), and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Legacy Canoo”). Pursuant to the terms of the Merger Agreement, a business combination between HCAC and Legacy Canoo was effected through the merger of (a) First Merger Sub with and into Legacy Canoo, with Legacy Canoo surviving as a wholly-owned subsidiary of HCAC (Legacy Canoo, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity, which ultimately resulted in Legacy Canoo becoming a wholly-owned direct subsidiary of HCAC (all transactions collectively, the “Business Combination”). In connection with the closing of the Business Combination, HCAC changed its name to Canoo Inc. and we became a Nasdaq-listed company.
The Warrant
On December 31, 2022, we entered into the Second Supplemental Agreement with YA, pursuant to which we agreed to issue the Warrant to YA. The Warrant initially permitted YA to purchase up to 29,604,783 shares of Common Stock and was subsequently amended and restated as a result of YA’s exercise of the Option, permitting YA to purchase up to an additional 4,626,087 shares of Common Stock. The Warrant is exercisable in whole or in part at an exercise price of $1.15 per share, subject to certain adjustments set forth in the Warrant. As of February 9, the exercise price had been adjusted to $1.05 per share. The Warrant will expire at 11:59 p.m. Eastern Time on December 31, 2023. We will not make application to list the Warrant on any securities exchange or to include them in any automated quotation system.
Corporate Information
Our Common Stock and public warrants are listed on Nasdaq under the symbol “GOEV” and “GOEVW,” respectively. Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144. Our website address is www.canoo.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

SECURITIES OFFERED
Shares of Common Stock Offered by the Selling Stockholder
Up to 34,230,870 shares of our Common Stock.
Shares of Common Stock Outstanding Prior to this Offering
475,087,541 shares of Common Stock (as of April 6, 2023).
Shares of Common Stock Outstanding After this
Offering
509,318,411 shares of our Common Stock, assuming YA’s exercise of the Warrant to purchase 34,230,870 shares of our Common Stock.
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $35,942,413 in proceeds upon payment of the exercise price of the Warrant. See “Use of Proceeds.”
Risk Factors
See the section titled “Risk Factors” in this prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.
Market for Common Stock
Our Common Stock is currently traded on the Nasdaq Global Select Market under the symbol “GOEV.” On March 27, 2023, we received a written notice from the Listing Qualifications Department of Nasdaq indicating that the Company was no longer in compliance with the minimum bid price requirement for continued listing on Nasdaq. See “Summary — Recent Developments —  Nasdaq Continued Listing Standards.”

RISK FACTORS
Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described under the heading “Risk Factors” in any applicable prospectus supplement, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K, and in quarterly reports on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus, the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
These statements are subject to known and unknown risks, uncertainties and assumptions, many of which are difficult to predict and are beyond our control and could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Below is a summary of certain material factors that may make an investment in our Common Stock speculative or risky.

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We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

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We may be unable to adequately control the costs associated with our operations.

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Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we will be unable to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

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Our management has performed an analysis of our ability to continue as a going concern and has identified substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient additional funding or do not have access to additional capital, we will be unable to execute our business plans and could be required to terminate or significantly curtail our operations.

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We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq, which would have an adverse impact on the trading, liquidity, and market price of our common stock.

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Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions could adversely affect our current financial condition and projected business operations.

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We have not achieved positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

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Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.

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Our limited operating history makes evaluating our business and future prospects difficult and increases the risk of your investment.

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We previously identified material weaknesses in our internal control over financial reporting. Although the weaknesses previously identified have been remediated, if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

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If we fail to manage our growth effectively, we may not be able to design, develop, manufacture, market and launch our EVs successfully.

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We are highly dependent on the services of our key employees and senior management and, if we are unable to attract and retain key employees and hire qualified management, technical and EV engineering personnel, our ability to compete could be harmed.

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We face significant barriers to manufacture and bring our EVs to market, and if we cannot successfully overcome those barriers our business will be negatively impacted.

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Customers who have committed to purchase significant amounts of our vehicles may purchase significantly fewer vehicles than we currently anticipate or none at all. In that case, we will not realize the revenue we expect from these customers.

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Our ability to develop and manufacture EVs of sufficient quality and appeal to customers on schedule and on a large scale is unproven and still evolving.

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We will depend initially on revenue generated from a single EV model and in the foreseeable future will be significantly dependent on a limited number of models.

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There is no guarantee that we will be able to develop our software platform, Canoo Digital Ecosystem, or that if we are able to develop it, that we will obtain the revenue and other benefits we expect from it.

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We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers.

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If our EVs fail to perform as expected, our ability to develop, market and deploy our EVs could be harmed.

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Our distribution model may expose us to risk and if unsuccessful may impact our business prospects and results of operations.

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We face legal, regulatory and legislative uncertainty in how our go-to-market models will be interpreted under existing and future law, including the potential inability to protect our intellectual property rights, and we may be required to adjust our consumer business model in certain jurisdictions as a result.

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If we fail to successfully build and tool our manufacturing facilities or if our manufacturing facilities become inoperable, we will be unable to produce our vehicles and our business will be harmed.

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We may not be able to realize the non-dilutive financial incentives offered by the States of Oklahoma and Arkansas where we will develop our own manufacturing facilities.

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Developing our own manufacturing facilities for production of our EVs could increase our capital expenditures and delay or inhibit production of our EVs.

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We have no experience to date in high volume manufacture of our EVs.

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We may experience significant delays in the design, production and launch of our EVs, which could harm our business, prospects, financial condition and operating results.

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Increases in costs, disruption of supply or shortage of raw materials and other components used in our vehicles, in particular lithium-ion battery cells, could harm our business.

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We depend upon third parties to manufacture and to supply key components and services necessary for our vehicles. We do not have long-term agreements with all of our manufacturers and suppliers, and if these manufacturers or suppliers become unwilling or unable to provide these key components and services we would not be able to find alternative sources in a timely manner and our business would be adversely impacted.

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We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

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The automotive market is highly competitive and technological developments by our competitors may adversely affect the demand for our EVs and our competitiveness in this industry.

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Our EVs are based on the use of complex and novel steer-by-wire technology that is unproven on a wide commercial scale and rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

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We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our EVs and customer data processed by us or third-party vendors.

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Economic, regulatory, political and other events, including the rise in interest rates, heightened inflation, slower growth or recession, issues with supply chain, shortage of labor and the war in Ukraine, adversely affect our financial results.

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Our ability to meet the timelines we have established for production and manufacturing milestones of our EVs is uncertain.

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by YA. All of the Common Stock offered by YA pursuant to this prospectus will be sold by YA for its own account. We will not receive any of the proceeds from these sales. However, we may receive up to $35,942,413 in proceeds upon payment of the exercise price of the Warrant. We expect to use any proceeds that we receive from the exercise of the Warrant for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus as the price will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and the buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDER
This prospectus relates to the resale of up to 34,230,870 shares of Common Stock by YA, which may be issued upon exercise of the Warrant in whole or in part. See the section entitled “Summary — The Warrant” for additional information regarding the issuance of Common Stock covered by this prospectus. We are registering the shares of Common Stock included in this prospectus pursuant to the provisions of the Second Supplemental Agreement.
The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of April 6, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares of Common Stock being offered for resale in this offering. We do not know if the Selling Stockholder will exercise some or all of the Warrant, and if it does so, we cannot know how long the Selling Stockholder will hold the resultant shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of such shares.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 475,087,541 shares of our Common Stock outstanding on April 6, 2023. The number of shares that may actually be issued by us upon exercise of the Warrant may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the issuance of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percent		Number	Percent
YA II PN, LTD.(1)	0	*	34,230,870	0	*

*
Represents ownership of less than 1%.

(1)
YA is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

PLAN OF DISTRIBUTION
On July 20, 2022, we entered into the Pre-Paid Advance Agreement with YA, on November 9, 2022 we entered into the First Supplemental Agreement with YA, and on December 31, 2022, we entered into the Second Supplemental Agreement. The Warrant was issued to YA in connection with the Second Supplemental Agreement, initially permitting YA to purchase up to 29,604,783 shares of Common Stock, and was subsequently amended and restated as a result of YA’s exercise of the Option, permitting YA to purchase up to an additional 4,626,087 shares of Common Stock. This prospectus relates to the resale of up to 34,230,870 shares of our Common Stock underlying the Warrant issued in connection with the Second Supplemental Advance under the PPA and the Second Supplemental Agreement.
Though we have been advised by YA that it purchased the Warrant for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute securities in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that YA may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
It is possible that our shares may be sold by YA in one or more of the following manners:
•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
to a broker-dealer as principal and resale by the broker-dealer for its account; or

•
a combination of any such methods of sale.

We have advised YA that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes YA, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
These restrictions may affect the marketability of the shares of our Common Stock by YA and any unaffiliated broker-dealer.
We have paid the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus. We previously paid a $10,000 structuring and due diligence fee to an affiliate of the YA in connection with entry into the PPA and we paid a commitment fee of $1,087,000 to YA in connection with the First Supplemental Agreement. In connection with the Second Supplemental Agreement, we paid a commitment fee to YA of $1,705,045, which amount was deducted from the proceeds to us of the Second Supplemental Advance.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS
The financial statements of Canoo Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CANOO INC.
34,230,870 SHARES OF COMMON STOCK

PROSPECTUS

           , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by the Selling Stockholder named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee:
Amount to be paid
SEC registration fee	$3,772.25
Legal fees and expenses	150,000
Accounting fees and expenses	25,000
Printing expenses	7,500
Total	$186,272.25

*
Except for the SEC registration fee, estimated solely for purposes of this Item 14. Actual expenses may vary.

Item 15.   Indemnification of Directors and Officers
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.
The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 16. Exhibits
Exhibit No	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated December 21, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2020).
3.2	Certificate of Amendment, dated January 25, 2023, to the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2023)
3.3	Amended and Restated Bylaws of the Company, dated December 21, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2020).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2020).
5.1*	Opinion of Kirkland & Ellis LLP.
10.1	Amended and Restated Registration Rights Agreement, dated December 21, 2020, by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2020).
23.1+	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page to this registration statement).
107*	Calculation of Registration Fee

+
Filed herewith.

*
Previously filed.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 10, 2023.
CANOO INC.
By:
/s/ Tony Aquila

Name: Tony Aquila
Title:
Chief Executive Officer and Executive Chair of the Board

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2023.
Signature	Title
/s/ Tony Aquila Tony Aquila	Chief Executive Officer and Executive Chair of the Board (Principal Executive Officer)
* Ken Manget	Chief Financial Officer (Principal Financial Officer)
* Ramesh Murthy	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)
* Foster Chiang	Director
* Thomas Dattilo	Director
* Greg Ethridge	Director
* Claudia Romo Edelman	Director
* Arthur Kingsbury	Director
* Rainer Schmueckle	Director
* Josette Sheeran	President and Director
* Debra von Storch	Director

*By:
/s/ Tony Aquila

Tony Aquila
Attorney-in-Fact